Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

Inhibrx, Inc.
La Jolla, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (333-259313) and Form S-8 (No. 333-252214 and 333-248138) of Inhibrx, Inc. (the “Company”) of our reports dated February 28, 2022, relating to the consolidated financial statements, and the effectiveness of the Company’s internal control over financial reporting, which appears in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

San Diego, California
February 28, 2022